Exhibit 99.1

Kroger Announces Resignation of CEO Rodney McMullen

•	Ronald Sargent appointed Chairman of the Board of Directors and Interim CEO
•	Mark Sutton will serve as Kroger’s lead independent director
•	Kroger expects full-year Identical Sales without fuel to be at the high end of its guidance range
•	Kroger expects full-year Adjusted Earnings Per Share to be slightly above the high end of its guidance range
•	Fourth quarter earnings conference call to be webcast Thursday, March 6, 2025 at 10 a.m. ET

CINCINNATI – The Kroger Co. (NYSE: KR) today announced that Chairman and Chief Executive Officer Rodney McMullen has resigned from the Company following a Board investigation of his personal conduct that, while unrelated to the business, was inconsistent with Kroger’s Policy on Business Ethics. The Board has appointed Lead Director Ronald “Ron” Sargent to serve as Chairman of the Board of Directors and interim Chief Executive Officer, effective immediately. The Board also announced that Mark Sutton will serve as Kroger’s lead independent director, also effective immediately.

On February 21, the Board was made aware of certain personal conduct by Mr. McMullen and immediately retained outside independent counsel to conduct an investigation, which was overseen by a special Board committee. Mr. McMullen’s conduct is not related to the Company’s financial performance, operations or reporting, and it did not involve any Kroger associates.

The Board of Directors has formed a Search Committee and engaged a nationally recognized firm to conduct a search for Kroger’s next CEO. Mr. Sargent has agreed to serve in his role until the appointment of the next CEO.

“As interim CEO, I am committed to working alongside our proven and experienced management team and dedicated associates to ensure Kroger continues providing exceptional value for our customers,” said Mr. Sargent. “Kroger has been a special place throughout my retail career after spending summers in college working in stores, as well as my first ten years after business school at corporate headquarters, before more recently serving as lead independent director. My decades here have given me a full appreciation of what makes Kroger unique, and I am excited to work even more closely with this talented team. I plan to be a steady, but active hand in the execution of our strategy.”

Mr. Sargent has been a Kroger director since 2006 and has served as the lead director of Kroger since 2017. He spent the first ten years of his professional career at Kroger, working in several roles across stores, sales, marketing, manufacturing and strategy. Mr. Sargent is a veteran retail operator and leader with 35 years of experience, including as the Chairman and CEO of Staples, Inc. from 2002 to 2016 after joining the company in 1989. He currently serves on the board of Wells Fargo & Company, where he is Chair of the Human Resources Committee, and the board of Five Below, Inc. In connection with his new role, Mr. Sargent will step down from his service on the Audit Committee, the Corporate Governance Committee and the Public Responsibilities Committee.

“Over the years, Ron has played an integral role in the development and approval of Kroger’s strategy, which has led us to the position of strength where we are today,” said Mark Sutton, Kroger’s newly appointed lead independent director. “Kroger will continue to deliver for our customers, invest in our associates, strengthen our communities, and reward our shareholders under Ron’s leadership.”

Kroger expects full-year Identical Sales without fuel to be at the high end of its guidance range and full-year Adjusted Earnings Per Share to be slightly above the high end of its guidance range. The Company will report its fourth quarter and full-year 2024 results, as well as full-year 2025 guidance, during its fourth quarter 2024 earnings conference call at 10:00 a.m. ET on Thursday, March 6, 2025.

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: To Feed the Human Spirit™. We are, across our family of companies nearly 420,000 associates who serve over 11 million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities. To learn more about us, visit our newsroom and investor relations site.

Forward Looking Statements

This press release contains certain statements that constitute “forward-looking statements” about Kroger’s financial position and the future performance of the company, including about Kroger’s CEO transition. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “committed,” “confidence,” “continue,” “deliver,” “expect,” “future,” “guidance,” “strategy,” and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: the termination of the merger agreement and our proposed transaction with Albertsons and related divestiture plan; labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary, disinflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment including wars and conflicts; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; supply constraints; diesel fuel costs related to Kroger’s logistics operations; trends in consumer spending; the extent to which Kroger’s customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which Kroger operates, along with changes in federal policy and at regulatory agencies; Kroger’s ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger’s ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and our ability to better serve our customers and to generate customer loyalty and sustainable growth through our strategic pillars of fresh, our brands, personalization, and seamless; the successful integration of merged companies and new strategic collaborations; and the risks relating to or arising from our proposed nationwide opioid litigation settlement, including our ability to finalize and effectuate the settlement, the scope and coverage of the ultimate settlement and the expected financial or other impacts that could result from the settlement. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow. Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

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